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Exhibit 4.2

[EXECUTION COPY]

FIFTH AMENDMENT TO COMBINED CREDIT AGREEMENTS

        THIS FIFTH AMENDMENT TO COMBINED CREDIT AGREEMENTS, dated as of January 7, 2003 (the "Amendment"), among Forest Oil Corporation, a New York corporation (the "U.S. Borrower"), Canadian Forest Oil Ltd. and each other subsidiary of Canadian Forest which becomes a "Borrower" (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement (the "Canadian Borrowers"), each of the lenders that is a signatory to, or which becomes a signatory to, the U.S. Credit Agreement (together with its successors and assigns, the "U.S. Lenders"), each of the lenders that is a signatory to, or which becomes a signatory to, the Canadian Credit Agreement (together with its successors and assigns, the "Canadian Lenders", and together with the U.S. Lenders, the "Combined Lenders"), Bank of America, N.A., as U.S. Syndication Agent, Citibank, N.A., as U.S. Documentation Agent, J.P. Morgan Bank Canada, successor to The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, Bank of Montreal, as Canadian Syndication Agent, The Toronto-Dominion Bank, as Canadian Documentation Agent, and JPMorgan Chase Bank, successor to The Chase Manhattan Bank, as Global Administrative Agent (in such capacity, together with its successors in such capacity, the "Global Administrative Agent").

W I T N E S S E T H:

        1.    The U.S. Borrower, Global Administrative Agent, the U.S. Syndication Agent, the U.S. Documentation Agent, and the U.S. Lenders are parties to that certain Credit Agreement dated as of October 10, 2000, as previously amended (as previously amended, the "U.S. Credit Agreement"), pursuant to which the U.S. Lenders agreed to make loans to and extensions of credit on behalf of the U.S. Borrower.

        2.    The Canadian Borrowers, Global Administrative Agent, the Canadian Administrative Agent, the Canadian Syndication Agent, the Canadian Documentation Agent, and the Canadian Lenders are parties to that certain Credit Agreement dated as of October 10, 2000, as previously amended (as previously amended, the "Canadian Credit Agreement", and together with the U.S. Credit Agreement, the "Combined Credit Agreements"), pursuant to which the Canadian Lenders agreed to make loans to and extensions of credit on behalf of the Canadian Borrowers.

        3.    The parties to the Combined Credit Agreements intend to amend the Combined Credit Agreements as follows:

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

        I.    Amendments to U.S. Credit Agreement.

        A.    Section 1.1 of the U.S. Credit Agreement hereby is amended by inserting the following definition of "2003 Special Stock Repurchase" in appropriate alphabetical order:

  "      "2003 Special Stock Repurchase" means the proposed transaction in which the Borrower will (i) issue and sell a specified number of shares of its common stock in the public market, and (ii) contemporaneously with such common stock sale, use the gross proceeds (less any underwriter commissions or discounts) from such sale to repurchase the same number of closely-held common shares of the Borrower at a price equal to the gross proceeds (less any underwriter commissions or discounts) from the common stock sale."

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        B.    Section 7.8(a) of the U.S. Credit Agreement hereby is amended in its entirety to read as follows:

  "      (a)    Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

            (i)  any Restricted Subsidiary may pay dividends to Borrower or any Restricted Subsidiary, and

          (ii)  Borrower may make Restricted Payments provided that (A) such Restricted Payments are in shares of common stock or other Equity Interests of Borrower or (B) if such Restricted Payments are in cash or of Property not constituting Equity Interests, then the aggregate amount of all such dividends shall not exceed (in cash or fair market value of Property) an amount equal to the sum of (1) U.S.$30,000,000, plus (2) 50% of the net income of Borrower and its Restricted Subsidiaries on a consolidated basis for the period commencing October 1, 2000 to and including the last day of the most recently ended fiscal quarter for which financial statements have been delivered under Section 5.1 taken as a single accounting period (provided that in no event shall the amount under this clause (2) be less than U.S.$0.00), plus (3) 50% of the net cash proceeds (which for purposes of this clause (3) will mean net of any proceeds used to repay, repurchase or redeem Subordinated Indebtedness under Section 7.8(b)(iv)) received by Borrower from any sale of Equity Interests after the Global Effective Date, less (4) an amount equal to the amount of Subordinated Indebtedness repaid, redeemed or purchased under Section 7.8(b)(iii), provided that any effects of the 2003 Special Stock Repurchase shall be excluded for the purpose of the calculation set forth in this clause (ii); and

          (iii)  Borrower may make Restricted Payments in connection with the 2003 Special Stock Repurchase.

    For the purpose of this Section 7.8(a), consolidated net income of Borrower and its Restricted Subsidiaries on a consolidated basis shall exclude the following non-cash items (provided that the same shall be included when they become cash items): (x) any impairment of Properties for accounting purposes under a ceiling test adjustment, (y) any extraordinary item or (z) any gain attributable to a change in accounting method which, at the time of recognition in the financial statements of Borrower and its Restricted Subsidiaries is not a cash item. To the extent future cash payments are made or received with respect to a change in accounting method and such payment is not otherwise included in the computation of consolidated net income for such period, consolidated net income shall be reduced or increased by the amount of such cash payment or receipt."

        C.    Section 7.9 of the U.S. Credit Agreement hereby is amended in its entirety to read as follows:

  "      SECTION 7.9.    Transactions with Affiliates.    Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any Property or assets to, or purchase, lease or otherwise acquire any Property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and that are at prices and on terms and conditions not less favorable to Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Borrower and the Restricted Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 7.8, (d) any Investment permitted by Section 7.4, and (e) any transactions related to the 2003 Special Stock Repurchase."

        II.    Effectiveness.    This Amendment shall become effective as of the date hereof when the Global Administrative Agent shall have received counterparts hereof duly executed by the U.S. Borrower, the Canadian Borrowers, the Global Administrative Agent and at least the Required Lenders (or, in the

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case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).

        III.  Reaffirmation of Representations and Warranties.    To induce the Combined Lenders and the Global Administrative Agent to enter into this Amendment, the U.S. Borrower and the Canadian Borrowers hereby reaffirm, as of the date hereof, the following:

          (i)    The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the "Combined Loan Parties") set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

          (ii)  Each of the U.S. Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          (iii)  The execution, delivery and performance by U.S. Borrower of this Amendment and each other Combined Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Combined Loan Party of this Amendment and each other Combined Loan Document executed or to be executed by it, are within U.S. Borrower's and each such Combined Loan Party's corporate, limited liability company and/or partnership powers, and have been duly authorized by all necessary corporate, limited liability company and/or partnership action, and if required, stockholder, member and/or partner action. This Amendment and each other Combined Loan Document executed or to be executed by it has been duly executed and delivered by U.S. Borrower and constitutes, and this Amendment and each other Combined Loan Document executed or to be executed by any Combined Loan Party, when executed and delivered by such Combined Loan Party, will constitute, a legal, valid and binding obligation of U.S. Borrower or such Combined Loan Party (as the case may be), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (iv)  The execution, delivery and performance by the U.S. Borrower of this Amendment and each other Combined Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Combined Loan Party of this Amendment and each Loan Document executed or to be executed by such Combined Loan Party, (a) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Combined Loan Documents, (b) will not violate any applicable Governmental Rule or the Organic Documents of U.S. Borrower or any such Combined Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon U.S. Borrower or any such Combined Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by U.S. Borrower or any such Combined Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of U.S. Borrower or any such Combined Loan Party except Liens created under the Combined Loan Documents.

          (v)  No Default under the Combined Loan Documents has occurred and is continuing and the U.S. Borrower is in compliance with the financial covenants set forth in Article VI of the U.S. Credit Agreement.

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          (vi)  No event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        IV.  Defined Terms.    Except as amended hereby, terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.

        V.    Reaffirmation of Combined Credit Agreements.    This Amendment shall be deemed to be an amendment to the Combined Credit Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect. All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.

        VI.  Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        VII. Severability of Provisions.    Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        VIII.  Counterparts.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

        IX.  Headings.    Article and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

        X.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        XI.  No Oral Agreements.    THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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        IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrowers, the Combined Lenders, the Global Administrative Agent, and the other "agents" under the Combined Credit Agreements have executed this Amendment as of the date first above written.

U.S. BORROWER
FOREST OIL CORPORATION
By:	/s/ CAROLINE M. MCCLURG Name: Caroline M. McClurg Title: Treasurer
CANADIAN BORROWER
CANADIAN FOREST OIL LTD.
By:	/s/ JOAN C. SONNEN Name: Joan C. Sonnen Title: Vice President

AGENTS AND COMBINED LENDERS
JPMORGAN CHASE BANK, successor to The Chase Manhattan Bank, as Global Administrative Agent and as a U.S. Lender
By:	/s/ ROBERT C. MERTENSOTTO Name: Robert C. Mertensotto Title: Managing Director

BANK OF AMERICA, N.A., as U.S. Syndication Agent and as a U.S. Lender
By:	/s/ RICHARD L. STEIN Name: Richard L. Stein Title: Principal

CITIBANK, N.A., as U.S. Documentation Agent and as a U.S. Lender
By:	/s/ DOUGLAS A. WHIDDON Name: Douglas A. Whiddon Title: Attorney-in-Fact

BANK OF MONTREAL, as a U.S. Lender
By:	/s/ JAMES V. DUCOTE Name: James V. Ducote Title: Director

TORONTO DOMINION (TEXAS), INC., as a U.S. Lender
By:	/s/ DEBBIE A. GREENE Name: Debbie A. Greene Title: Vice President

ABN AMRO BANK N.V., as a U.S. Lender
By:	/s/ FRANK R. RUSSO Name: Frank R. Russo Title: Group Vice President
By:	/s/ JEFFERY G. WHITE Name: Jeffery G. White Title: Vice President

BANK OF SCOTLAND, as a U.S. Lender
By:	/s/ JOSEPH FRATUS Name: Joseph Fratus Title: First Vice President

BANK ONE, NA (Main Office Chicago), as a U.S. Lender
By:	/s/ J. SCOTT FOWLER Name: J. Scott Fowler Title: Director, Capital Markets

MERITA BANK PLC, as a U.S. Lender
By:	Name: Title:
By:	Name: Title:

FORTIS CAPITAL CORP., as a U.S. Lender
By:	Name: Title:
By:	Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender
By:	/s/ MATTHEW J. PURCHASE Name: Matthew J. Purchase Title: Vice President

BNP PARIBAS, formerly Paribas, as a U.S. Lender
By:	Name: Title:
By:	Name: Title:

CREDIT AGRICOLE INDOSUEZ, as a U.S. Lender
By:	/s/ PAUL A. DYTRYCH Name: Paul A. Dytrych Title: Vice President, Sr. Relationship Manager
By:	/s/ PHILLIP J. SALTER Name: Phillip J. Salter Title: Vice President, Sr. Relationship Manager

CREDIT SUISSE FIRST BOSTON, as a U.S. Lender
By:	/s/ JAMES P. MORAN Name: James P. Moran Title: Director
By:	/s/ S. WILLIAM FOX Name: S. William Fox Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a U.S. Lender
By:	Name: Title:

MIZUHO CORPORATE BANK, formerly The Fuji Bank, Limited, as a U.S. Lender
MIZUHO CORPORATE BANK, formerly The Industrial Bank of Japan, Limited, New York Branch, as a U.S. Lender
By:	Name: Title:

THE BANK OF NEW YORK, as a U.S. Lender
By:	Name: Title:

HIBERNIA NATIONAL BANK, as a U.S. Lender
By:	/s/ DARIA MAHONEY Name: Daria Mahoney Title: Vice President

UFJ BANK, formerly known as The Sanwa Bank, Limited, as a U.S. Lender
By:	Name: Title:

SOCIETE GENERALE, SOUTHWEST AGENCY, as a U.S. Lender
By:	Name: Title:

ING CAPITAL LLC, as a U.S. Lender
By:	/s/ RONALD SCHERPENHUIJSEN ROM Name: Ronald Scherpenhuijsen Rom Title: Managing Director

J.P. MORGAN BANK CANADA, successor to The Chase Manhattan Bank of Canada, as Canadian Administrative Agent
By:	/s/ DREW MCDONALD Name: Drew McDonald Title: Vice President

JPMORGAN CHASE BANK, TORONTO BRANCH, as a Canadian Lender
By:	/s/ DREW MCDONALD Name: Drew McDonald Title: Vice President

BANK OF MONTREAL, as Canadian Syndication Agent and as a Canadian Lender
By:	/s/ JAMES V. DUCOTE Name: James V. Ducote Title: Director

THE TORONTO-DOMINION BANK, as Canadian Documentation Agent and as a Canadian Lender
By:	/s/ DEBBI BRITO Name: Debbi Brito Title: Assistant Manager Corporate Credit Administration and Non Negotiable Security

BANK OF AMERICA, N.A., Canada Branch, as a Canadian Lender
By:	/s/ MEDINA SALES DE ANDRADE Name: Medina Sales de Andrade Title: Assistant Vice-President

COMERICA BANK—TEXAS, as a U.S. Lender
By:	/s/ THOMAS G. RAJAN Name: Thomas G. Rajan Title: Vice President

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  Exhibit 4.2
FIFTH AMENDMENT TO COMBINED CREDIT AGREEMENTS